                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hospitality Worldwide Services, Inc.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our reports dated March 21, 1997, relating to the consolidated financial statements of Hospitality Worldwide Services, Inc. (formerly Light Savers U.S.A., Inc.) and subsidiary, and February 27, 1997, relating to the combined financial statements of Leonard Parker Company and affiliates, which are contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

/S/ BDO Seidman
BDO Seidman, LLP
New York, New York

August 25, 1997